EX-99.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tracy A. Thomson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Quarterly Report of Cornerstone Realty Fund, LLC on Form 10-Q for the three month period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cornerstone Realty Fund, LLC.

/s/ Tracy A. Thomson
Date: May 15, 2003

Tracy A. Thomson
Chief Financial Officer (Principal Financial Officer)
of Cornerstone Ventures, Inc., the Manager of
Cornerstone Industrial Properties, LLC,
the Managing Member of Cornerstone Realty Fund,
LLC